Exhibit 10.32
March 27, 2013

Via E-mail and Regular Mail
Terry A. Tevis
tatevis@gmail.com
3972 SE Maryhill Place
Hobe Sound, FL 33455-8955

Re: Second amendment to the Agreement (defined below).

Dear Terry:

Reference is made to that certain letter agreement dated as of August 16, 2012 (as amended, the “Agreement”) between Merisel, Inc. (hereinafter referred to, along with its parents, subsidiaries, affiliates, divisions, successors and assigns, and each of their respective successors and assigns, as the “Company”), and you, regarding the terms of your employment as President and Chief Executive Officer (“CEO”) of the Company, as such Agreement was amended by that certain letter agreement, dated as of  October 26, 2012, between you and the Company.

You and the Company hereby agree to amend the Agreement as follows:

1.           The paragraph of the Agreement entitled “Compensation” is hereby amended and restated in its entirety to read as follows:

“Compensation.  From and effective as of March  8, 2013, the Company will pay you a monthly base salary of $12,500 (“Base Salary”) in accordance with the Company’s customary payroll practices.  In addition, for each month of your employment with the Company, you will be entitled to receive deferred compensation with a value of $7,500 per month (“Cumulative Deferred Compensation”), to be payable (hereafter a “Payment Date”) at the earlier of (i) December 31, 2014, (ii) the date on which your employment with the Company is terminated by you or the Company for any reason, with or without cause.  You will not receive additional compensation for your service as a member of the Board.”

Except as expressly set forth above, all other terms and provisions of the Agreement shall continue in full force and effect.

The provisions of the paragraphs entitled “Governing Law”, “Jurisdiction; No Trial”, “Interpretation: Counterparts” and “Amendments” are hereby incorporated herein, mutatis mutandis, as if a part hereof.

Please indicate your acceptance of the foregoing amendment by signing below and returning a copy of this letter to the undersigned via hand delivery, electronic mail or facsimile.

                       Very truly yours,

                      Chairman of Compensation
                      Committee of the Board of Directors

Agreed and Accepted as of March 27, 2013:

____________________________________
Terry A. Tevis